UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 2, 2020

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

One Liberty Plaza

New York, NY 10006

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 2, 2020 (the “Closing Date”), VFH Parent LLC (“VFH Parent”), a Delaware limited liability company and indirect subsidiary of Virtu Financial, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 2 (“Amendment No. 2”), which amended the Credit Agreement dated as of March 1, 2019 (the “Existing Credit Agreement” and as amended by Amendment No. 1, dated as of October 9, 2019, and as further amended by Amendment No. 2, the “Amended Credit Agreement”) by and among VFH Parent, Virtu Financial LLC, a Delaware limited liability company, direct subsidiary of the Company and the parent company of VFH Parent, the lenders party thereto, and Jefferies Finance, LLC (“Jefferies”), as administrative agent and collateral agent (in such capacities, the “Agent”).

The term loan borrowings under the Amended Credit Agreement will bear interest, at our election, at either (i) the greatest of (a) the prime rate in effect, (b) the greater of (1) the federal funds effective rate and (2) the overnight bank funding rate, in each case plus 0.5%, (c) an adjusted LIBOR rate for a Eurodollar borrowing with an interest period of one month plus 1% and (d) 1.00%, plus, in each case, 2.00%, or (ii) the greater of (x) an adjusted LIBOR rate for the interest period in effect and (y) 0%, plus, in each case, 3.00%.  Prior to the Amended Credit Agreement, the Borrower’s term loan borrowings bore interest, at our election, at either (i) the greatest of (a) the prime rate in effect, (b) the greater of (1) the federal funds effective rate and (2) the overnight bank funding rate, in each case plus 0.5%, (c) an adjusted LIBOR rate for a Eurodollar borrowing with an interest period of one month plus 1% and (d) 1.00%, plus, in each case, 2.50%, or (ii) the greater of (x) an adjusted LIBOR rate for the interest period in effect and (y) 0%, plus, in each case, 3.50%.

Additionally, the Amended Credit Agreement (i) permits the Borrower to post cash collateral up to an amount of $150.0 million to secure certain hedging arrangements and (ii) establishes a six-month period following the Closing Date during which certain voluntary repricing transactions would be subject to a 1.00% prepayment premium.

The above description of Amendment No. 2 does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of Amendment No. 2, a copy of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to Item 1.01 above, which is incorporated herein by reference.

Item 8.01. Other Events.

On March 2, 2020, the Company issued a press release announcing the Closing of Amendment No.2. A copy of the Company’s press release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 2, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virtu Financial, Inc.

	By	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: March 2, 2020

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